UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 20, 2024

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place,

Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 20, 2024, Hannon Armstrong Sustainable Infrastructure Capital, Inc. a Maryland corporation (the “Company”) commenced, subject to market conditions, a private offering (the “Offering”) of green senior unsecured notes (the “Notes”). At issuance, the Notes will be guaranteed by Hannon Armstrong Sustainable Infrastructure, L.P., Hannon Armstrong Capital, LLC, HAT Holdings I LLC, HAT Holdings II LLC, HAC Holdings I LLC and HAC Holdings II LLC.

The Company intends to utilize the net proceeds of the offering to temporarily repay a portion of the outstanding borrowings under the Company’s unsecured credit facility and to redeem the the 6.00% Senior Notes due 2025 (the “2025 Senior Notes”) issued by the Company’s indirect subsidiaries HAT Holdings I LLC and HAT Holdings II LLC and guaranteed by the Company, which are green bonds. The Company will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects (as defined below).

Consistent with the Company’s publicly available Sustainability Investment Policy and the categories referenced by the International Capital Markets Association (“ICMA”) Green Bond Principles (“GBP”) and the Loan Syndications and Trading Association (“LSTA”) Green Loan Principles (“GLP”), “Eligible Green Projects” as used herein means projects intended to reduce carbon emissions or provide other environmental benefits as outlined in the table below. Eligible Green Projects are expected to be located in the United States.

The United Nations has established 17 Sustainable Development Goals (“SDGs”), which serve as the blueprint to achieve a better and more sustainable future for all. Of the 17 SDGs, the Company has identified at least seven that closely align with the Company’s strategy and where the Company has the opportunity to create impact through its green financings.

These Eligible Green Projects may include projects with disbursements made during the 12 months preceding the issue date of the Offering and projects with disbursements to be made within two years following the issue date.

Eligible Categories	Eligibility Criteria
Renewable Energy

Grid-Connected (“GC”) Generation and Storage

•  Onshore and Offshore Wind

•  Solar and Solar-plus-Storage

•  Standalone Storage[1]

Behind-The-Meter (“BTM”) Distributed Generation and Storage[2]

•  Commercial and Industrial Solar and Solar-plus-Storage

•  Community Solar and Solar-plus-Storage

•  Residential Solar and Solar-plus-Storage

[1]

Standalone storage projects that are connected to the electric grid will charge and discharge in systems that are not always 100% renewable electricity. There are still tangible long term climate benefits attributable to these projects: (1) Renewables are an intermittent resource, so increased penetration of storage assets improves the reliability of the grid and allows for (a) more deployment of low-cost renewables and (b) more retirements of thermal (higher emissions) assets. (2) Standalone storage projects can charge during hours of the day when renewables are the marginal unit, and discharge later when a fossil-fuel generator is on the margin, creating calculable emissions benefits by replacing dirtier electricity with energy from cleaner sources. Note the Company is also a member of the Energy Storage Solutions Consortium (ESSC), which is seeking to develop an independently verified methodology for quantifying the carbon benefits of storage projects.

[2]

BTM storage projects that are connected directly to renewable generating assets charge on clean energy and, when discharged, replace energy from the grid that would likely have a higher emissions rate.

Energy Efficiency

BTM distributed building or facility projects in both the public and private sectors that reduce energy usage and/or cost through energy efficient improvements, including:

•  HVAC

•  Lighting

•  Energy controls

•  Roofs

•  Windows

•  Building shells

Pollution Prevention and Control	Renewable Natural Gas (“RNG”) projects[3], including: • Anaerobic digestion food waste to RNG • Landfill Gas (LFG)-to-RNG • Wastewater Treatment Biogas (WWTPB)-to-RNG

Clean Transportation	Transportation fleet decarbonization and optimization[4]

Terrestrial and aquatic biodiversity	Ecological restoration projects designed for wetland protection and protected species habitat creation and restoration

Sustainable water and wastewater management	Ecological restoration projects designed to improve water quality, mitigate pollution runoff into downstream waterways, improve the ecology of freshwater streams and improve flood control infrastructure

[3]

To be considered eligible projects, RNG projects are required to uphold certain emissions thresholds. Such thresholds maintain that (1) the RNG must be derived from renewable feedstocks, such as biogas from landfills, wastewater treatment plants, biomass, or agricultural or animal waste. The feedstock must be considered renewable and not from fossil-based sources; (2) RNG projects must comply with all relevant environmental regulations and permitting requirements. This includes obtaining any necessary permits for the collection, processing, and distribution of RNG; (3) RNG projects may need to undergo certification by an accredited third-party auditor to verify that they meet the necessary emissions thresholds and environmental criteria; and (4) RNG projects must maintain detailed records and documentation of feedstock sourcing, emissions calculations, and other relevant information. The generated fuel is primarily used in the transportation market although use cases are expanding to other fuel uses.

[4]	Sustainable transportation comprises modernization of vehicle fleets through software and the eventual electrification of entire fleets.

Process for Project Evaluation and Selection

The Company’s Investment team, which is responsible for evaluating all investments, works with the Company’s Sustainability and Impact team to assess whether specific projects meet the established eligibility criteria to qualify as Eligible Green Projects. This group is responsible for verifying the suitability, eligibility, and categorization of such projects in collaboration with internal experts and stakeholders. The Company’s Investment Committee, comprised of representatives of the Company’s Leadership Team, is responsible for issuing formal approval for each investment.

The Company’s investment process is guided by the Company’s Sustainability Investment Policy, which mandates the quantification of potential environmental impacts as one of the initial steps in the Company’s investment screen. To meet the Company’s sustainability investment threshold, a proposed investment must either reduce or be neutral on carbon emissions, or have some other tangible environmental benefit such as reducing water consumption. The Company calculates avoided carbon emissions efficiency using CarbonCount® and quantifiable water use reduction benefits using WaterCount. The Company also considers other environmental benefits, such as climate resilience and biodiversity protection and enhancement.

As part of the project evaluation and selection process, the Company collaborates with partner law firms to identify, mitigate, and manage perceived environmental and social risks through diligence of project partners, project siting, environmental impact assessments, location permitting, and community engagement.

Management of Proceeds of the Notes

Cash equal to the net proceeds the offering in the Company’s general account will be earmarked for allocation to Eligible Green Projects in accordance with the Green Bond Framework. Allocation of proceeds is done on a specific identification basis, with deals being identified as they are funded after the closing of this offering. Unallocated proceeds will be tracked and may be temporarily used to repay certain indebtedness and/or held in cash or cash equivalents in accordance with the Company’s policies until they are allocated.

As long as the Notes remain outstanding, the Company’s internal records will show the allocation of such proceeds from this offering to Eligible Green Projects. The Company intends to allocate the proceeds from the Offering within two years following the Offering.

Prior to the full investment of an amount equal to such net proceeds, the Company intends to invest an amount equal to such net proceeds in interest-bearing accounts and short-term, interest-bearing securities and/or may be temporarily used to repay certain indebtedness.

Payment of principal of and interest on the Notes will be made from the Company’s general funds and will not be directly linked to the performance of any Eligible Green Projects.

Allocation and Impact Reporting

During the term of the Notes, until such time as cash equal to the net proceeds of the Offering have been fully allocated to Eligible Green Projects, the Company will publish annual updates on the Company’s website and thereafter as necessary in case of material developments, detailing, at a minimum, the allocation of such net proceeds from the Offering to specific Eligible Green Projects along with the associated CarbonCount®.

Project impacts are reported on an anonymized project level in the Company’s annual Sustainability & Impact Report using CarbonCount®. While baseline emissions are included in the CarbonCount® calculation, such baseline emissions may not be publicly reported for each project.

Where feasible, annual reporting will also include qualitative and quantitative impact indicators. The Company also intends to report on the geography, market, and technology of projects that receive allocations. Examples of impact indicators that may be included are below:

Eligible Categories	Impact Reporting Metrics
Renewable Energy Energy Efficiency Pollution Prevention and Control Clean Transportation	• CarbonCount® (metric tons of CO2e avoided annually per $1,000 invested) • Avoided Emissions (metric tons of CO2e avoided annually) • Renewable or Avoided Generation (MWh)

Terrestrial and aquatic biodiversity	• Qualitative summary of biodiversity benefits

Sustainable water and wastewater management	• WaterCountTM (thousand gallons of avoided water consumption per $1,000 invested)

We also intend to report on the geography, market, and technology of projects that receive allocation.

External Review

Second-Party Opinion: The Company has obtained a Second-Party Opinion on the Company’s Green Bond Framework to ensure its alignment with the 2021 Green Bond Principles. The Company’s commitment to best practices mandates that the Company review the Company’s Green Bond Framework periodically to align with the most up-to-date versions of the Green Bond Principles. Such periodic reviews may lead to necessary updates or amendments to the Green Bond Framework. In the event of a substantial amendment to the Green Bond Framework, the Company will seek an updated Second-Party Opinion.

Third-Party Assurance: Annually, the Company plans to engage a qualified independent third-party to assure the allocation of net green financing proceeds to Eligible Green Projects, following the Eligibility Criteria specified in the Green Bond Framework, with the assurance statement published alongside the Company’s annual Sustainability & Impact Report. These updates will include a management assertion that an amount equal to the net proceeds from the Offering was allocated to qualifying Eligible Green Projects, and a report from an independent accountant about their examination of management’s assertion following attestation standards established by the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer

Date: June 20, 2024